Exhibit 99.1

Archrock Reports Third Quarter 2025 Results and Raises 2025 Financial Guidance

HOUSTON, October 28, 2025 - Archrock, Inc. (NYSE: AROC) (“Archrock” or the “Company”) today reported results for the third quarter 2025.

Third Quarter 2025 and Recent Highlights

●Revenue for the third quarter of 2025 was $382.4 million compared to $292.2 million in the third quarter of 2024.
●Net income for the third quarter of 2025 was $71.2 million and EPS was $0.40, compared to $37.5 million and $0.22, respectively, in the third quarter of 2024.
●Adjusted net income (a non-GAAP measure defined below) for the third quarter of 2025 was $73.2 million and adjusted EPS (a non-GAAP measure defined below) was $0.42, compared to $47.3 million and $0.28, respectively, in the third quarter of 2024.
●Adjusted EBITDA (a non-GAAP measure defined below) for the third quarter of 2025 was $220.9 million compared to $150.9 million in the third quarter of 2024.
●Declared a quarterly dividend of $0.21 per common share for the third quarter of 2025, approximately 20% higher compared to the third quarter of 2024, resulting in dividend coverage of 3.7x.
●Returned $159.1 million to stockholders through dividends and share repurchases during the first three quarters of 2025 compared to $93.0 million in the first three quarters of 2024.
●Increased share repurchase authorization by an additional $100 million.
●Raised full-year 2025 Adjusted EBITDA guidance to a range of $835 to $850 million.

Management Commentary and Outlook

“Third quarter performance again demonstrated the strength of our operations and the natural gas and compression markets through outstanding customer service, excellent operational execution and stellar profitability,” said Brad Childers, Archrock’s President and Chief Executive Officer. “We grew our fleet by 56,000 horsepower sequentially, after adjusting for asset sales, and our team drove further expansion in contract operations revenue and adjusted gross margin. We continued to increase net income and adjusted EBITDA and delivered a leverage ratio of 3.1x. Our quarterly dividend per share is up 20% year over year and we repurchased 1,094,516 shares totaling approximately $25 million during the third quarter.

“We expect the U.S. natural gas infrastructure build out that has supported robust 2025 performance to continue into 2026 and beyond. Strength in the outlook is underpinned by visible growth in natural gas demand for U.S. LNG exports and emerging demand for AI-driven power. Our expectation is further confirmed by strong compression customer activity, which we continue to believe will require a minimum of $250 million in growth capex for 2026 across several basins, led by the Permian. As this structural upturn in natural gas production and compression continues to take hold, we are focused on demonstrating our attractive and durable earnings power and free cash flow generation” concluded Childers.

Third Quarter 2025 Financial Results

Archrock’s third quarter 2025 net income of $71.2 million included a non-cash long-lived and other asset impairment of $4.7 million, transaction-related costs totaling $1.8 million, and restructuring charges of $0.7 million. Archrock’s third quarter 2024 net income of $37.5 million included transaction-related expenses totaling $9.2 million, a debt extinguishment loss of $3.2 million, as well as a non-cash long-lived and other asset impairment of $2.5 million.

Adjusted EBITDA for the third quarter of 2025 included a net benefit to contract operations cost of sales of $9.9 million as a result of sales and use tax audit settlements as well as $3.8 million in net gains related to the sale of compression and other assets, partially offset by a non-recurring $3.6 million amendment fee for our MaCH4 natural gas liquid recovery new venture agreement with FGC Holdco, which is reflected in other expense. Adjusted EBITDA for the third quarter of 2024 included $2.2 million in net gains related to the sale of compression and other assets.

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Contract Operations

For the third quarter of 2025, contract operations segment revenue totaled $326.3 million, an increase of 33% compared to $245.4 million in the third quarter of 2024. Total operating horsepower at the end of the third quarter of 2025 was 4.7 million, compared to 4.2 million at the end of the third quarter of 2024. Utilization at the end of the third quarter of 2025 was 96%, compared to 95% at the end of the third quarter of 2024.

Pricing on our installed base continued to increase on a sequential basis during the third quarter of 2025. Third quarter 2025 revenue per average operating horsepower per month and cost per average operating horsepower per month both declined compared to the second quarter of 2025, however, due to the full quarter impact of the acquisition of Natural Gas Compression Systems, Inc. and NGCSE, Inc. and due to an increase in our average unit size from 899 horsepower per unit to 927 horsepower per unit. The increase in our average unit size was the result of our divestment of small, high-pressure gas lift compression, which closed on August 1, 2025.

Adjusted gross margin for the third quarter of 2025 was $239.6 million, up 45% from $165.6 million in the third quarter of 2024. Adjusted gross margin percentage for the third quarter of 2025 was 73%, compared to 67% in the third quarter of 2024. Excluding the aforementioned $9.9 million tax benefit during the third quarter of 2025, adjusted gross margin percentage for the third quarter of 2025 was 70%.

Aftermarket Services

For the third quarter of 2025, aftermarket services segment revenue totaled $56.2 million, compared to $46.7 million in the third quarter of 2024. Adjusted gross margin for the third quarter of 2025 was $13.0 million, compared to $12.3 million in the third quarter of 2024. Adjusted gross margin percentage for the third quarter of 2025 was 23%, compared to 26% for the third quarter of 2024.

Balance Sheet

Long-term debt was $2.6 billion, and our available liquidity totaled $728 million at September 30, 2025. Our leverage ratio was 3.1x as of September 30, 2025, compared to 3.6x as of September 30, 2024.

Shareholder Returns

Quarterly Dividend

Our Board of Directors recently declared a quarterly dividend of $0.21 per share of common stock, or $0.84 per share on an annualized basis. Dividend coverage in the third quarter of 2025 was 3.7x. The third quarter 2025 dividend will be paid on November 13, 2025 to stockholders of record at the close of business on November 4, 2025.

Share Repurchase Program

During the third quarter, we repurchased 1,094,516 shares of common stock at an average price of $23.18 per share, for an aggregate of approximately $25.4 million. Since April 2023 and through October 22, 2025, we have repurchased 3,942,161 shares of common stock at an average price of $20.21 per share for an aggregate of $79.7 million.

The Board of Directors approved an increase in the Company’s share repurchase program by an additional $100 million through December 31, 2026, resulting in available capacity of $130.4 million as of October 22, 2025.

Updated 2025 Annual Guidance

Archrock is providing revised guidance for the full year 2025. The full-year 2025 guidance below incorporates eight months of the financial impact of the acquisition of Natural Gas Compression Systems, Inc. and NGCSE, Inc. that closed on May 1, 2025, as well as the divestiture of certain compression assets to Flowco Holdings Inc. for the months of August through December of 2025.

(in thousands, except percentages and ratios)

	Full Year 2025 Guidance
	Low	High
Net income (1) (2)	$265,200	$280,200
Adjusted EBITDA(3)	835,000	850,000
Cash available for dividend(4) (5)	526,000	531,000

Segment
Contract operations revenue	$1,265,000	$1,280,000
Contract operations adjusted gross margin percentage	71.0%	71.5%
Aftermarket services revenue	$210,000	$220,000
Aftermarket services adjusted gross margin percentage	23.0%	24.0%

Selling, general and administrative	$150,000	$148,000

Capital expenditures
Growth capital expenditures	$345,000	$355,000
Maintenance capital expenditures	110,000	115,000
Other capital expenditures	35,000	40,000

(1) 2025 annual guidance for net income includes $16.5 million of long-lived and other asset impairment as of September 30, 2025, but does not include the impact of any such future costs, because due to its nature, it cannot be accurately forecasted. Long-lived and other asset impairment does not impact adjusted EBITDA or cash available for dividend, however it is a reconciling item between these measures and net income. Long-lived and other asset impairment for the years 2024 and 2023 was $10.7 million and $12.0 million, respectively.
(2) Reflects an estimate of expenses incurred related to the acquisitions of Total Operations and Production Services, LLC (“TOPS”) and Natural Gas Compression Systems, Inc. and NGCSE, Inc. (“NGCS”).
(3) Management believes adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(4) Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.
(5) A forward-looking estimate of cash provided by operating activities is not provided because certain items necessary to estimate cash provided by operating activities, including changes in assets and liabilities, are not estimable at this time. Changes in assets and liabilities were $(25.8) million and $(28.0) million for the years 2024 and 2023, respectively.

Summary Metrics

(in thousands, except percentages and ratios)

	Three Months Ended
	September 30,		June 30,		September 30,
	2025		2025		2024
Net income	$71,248		$63,420		$37,516
Adjusted net income (1)	$73,187		$68,374		$47,313
Adjusted EBITDA (1)	$220,944		$212,678		$150,854

Contract operations revenue	$326,269		$318,327		$245,420
Contract operations adjusted gross margin	$239,559		$222,175		$165,610
Contract operations adjusted gross margin percentage	73%		70%		67%

Aftermarket services revenue	$56,161		$64,825		$46,741
Aftermarket services adjusted gross margin	$13,046		$14,939		$12,346
Aftermarket services adjusted gross margin percentage	23%		23%		26%

Selling, general, and administrative	$37,676		$36,244		$34,059

Net cash provided by operating activities	$164,530		$127,471		$96,900
Cash available for dividend(1)	$135,737		$125,055		$92,887
Cash available for dividend coverage (2)	3.7	x	3.4	x	3.0	x

Adjusted free cash flow (1)(3)	$113,843		$(250,195)		$(834,282)
Adjusted free cash flow after dividend (1) (3)	$76,922		$(283,815)		$(862,147)

Total available horsepower (at period end) (4)	4,845		4,843		4,418
Total operating horsepower (at period end) (5)	4,651		4,651		4,179
Horsepower utilization spot (at period end) (6)	96%		96%		95%

(1)	Management believes adjusted net income, adjusted EBITDA, cash available for dividend, adjusted free cash flow and adjusted free cash flow after dividend provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.
(2)	Defined as cash available for dividend divided by dividends declared for the period.
(3)	Reflects $294.6 million cash paid in the NGCS acquisition, net of cash acquired.
(4)	Defined as idle and operating horsepower and includes new compressor units completed by a third-party manufacturer that have been delivered to us.
(5)	Defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.
(6)	Defined as total operating horsepower divided by total available horsepower at period end.

Conference Call Details

Archrock will host a conference call on October 29, 2025, to discuss third quarter 2025 financial results. The call will begin at 8:30 a.m. Eastern Time.

To listen to the call via a live webcast, please visit Archrock’s website at www.archrock.com. The call will also be available by dialing 1 (800) 715-9871 in the United States or 1 (646) 307-1963 for international calls. The access code is 4749623.

A replay of the webcast will be available on Archrock’s website for 90 days following the event.

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Adjusted net income, a non-GAAP measure, is defined as net income excluding restructuring charges, transaction-related costs and debt extinguishment loss adjusted for income taxes. A reconciliation of net income, the most directly comparable GAAP measure, to adjusted net income, and a reconciliation of basic and diluted earnings per common share, the most directly comparable GAAP measure, to adjusted basic and diluted earnings per share, appear below.

Adjusted EBITDA, a non-GAAP measure, is defined as net income excluding interest expense, income taxes, depreciation and amortization, long-lived and other asset impairment, unrealized change in fair value of investment in unconsolidated affiliate, restructuring charges, transaction-related costs, non-cash stock-based compensation expense, amortization of capitalized implementation costs and other items. A reconciliation of net income, the most directly comparable GAAP measure, to adjusted EBITDA, and a reconciliation of our full year 2025 net income to adjusted EBITDA guidance, appear below.

Adjusted gross margin, a non-GAAP measure, is defined as total revenue less cost of sales, excluding depreciation and amortization. Adjusted gross margin percentage, a non-GAAP measure, is defined as adjusted gross margin divided by revenue. A reconciliation of net income to adjusted gross margin, and a reconciliation of gross margin, the most directly comparable GAAP measure, to adjusted gross margin and adjusted gross margin percentage, appear below.

Cash available for dividend, a non-GAAP measure, is defined as net income  excluding interest expense, income taxes, depreciation and amortization, long-lived and other asset impairment, unrealized change in fair value of investment in unconsolidated affiliate, restructuring charges, transaction-related costs, non-cash stock-based compensation expense, amortization of capitalized implementation costs and other items, less maintenance capital expenditures, other capital expenditures, cash taxes and cash interest expense. Reconciliations of net income and net cash provided by operating activities, the most directly comparable GAAP measures, to cash available for dividend, and a reconciliation of our full year 2025 net income to cash available for dividend guidance, appear below.

Adjusted free cash flow, a non-GAAP measure, is defined as net cash provided by operating activities plus net cash used in investing activities. A reconciliation of net cash provided by operating activities, the most directly comparable GAAP measure, to adjusted free cash flow, appears below.

Adjusted free cash flow after dividend, a non-GAAP measure, is defined as net cash provided by operating activities plus net cash used in investing activities less dividends paid to stockholders. A reconciliation of net cash provided by operating activities, the most directly comparable GAAP measure, to adjusted free cash flow after dividend, appears below.

About Archrock

Archrock is an energy infrastructure company with a primary focus on midstream natural gas compression and a commitment to helping its customers produce, compress and transport natural gas in a safe and environmentally responsible way. Headquartered in Houston, Texas, Archrock is a premier provider of natural gas compression services to customers in the energy industry throughout the U.S. and a leading supplier of aftermarket services to customers that own compression equipment. For more information on how Archrock embodies its purpose, WE POWER A CLEANER AMERICA, visit www.archrock.com.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Archrock. Forward-looking information includes, but is not limited to statements regarding: guidance or estimates related to Archrock’s results of operations or of financial condition; fundamentals of Archrock’s industry, including the attractiveness of returns and valuation, stability of cash flows, demand dynamics and overall outlook, and Archrock’s ability to realize the benefits thereof; Archrock’s expectations regarding future economic, geopolitical and market conditions and trends; Archrock’s operational and financial strategies, including planned growth, coverage and leverage reduction strategies, Archrock’s ability to successfully effect those strategies, and the expected results therefrom; Archrock’s financial and operational outlook; demand and growth opportunities for Archrock’s services; structural and process improvement initiatives, the expected timing thereof, Archrock’s ability to successfully effect those initiatives and the expected results therefrom; the operational and financial synergies provided by Archrock’s size; statements regarding Archrock’s dividend policy; the expected benefits of the TOPS acquisition, including its expected accretion and the expected impact on Archrock’s leverage ratio; and plans and objectives of management for future operations.

While Archrock believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: inability to achieve the expected benefits of the NGCS acquisition and difficulties in integrating NGCS; risks of acquisitions or mergers, including the NGCS acquisition, to reduce our ability to make distributions to our common stockholders; risks related to macroeconomic conditions, including an increase in inflation and trade tensions; pandemics and other public health crises; ongoing international conflicts and tensions; risks related to our operations; competitive pressures; inability to make acquisitions on economically acceptable terms; uncertainty to pay dividends in the future; risks related to a substantial amount of debt and our debt agreements; inability to access the capital and credit markets or borrow on affordable terms to obtain additional capital; inability to fund purchases of additional compression equipment; vulnerability to interest rate increases; erosion of the financial condition of our customers; risks related to the loss of our most significant customers; uncertainty of the renewals for our contract operations service agreements; risks related to losing management or operational personnel; dependence on particular suppliers and vulnerability to product shortages and price increases; information technology and cybersecurity risks; tax-related risks; legal and regulatory risks, including climate-related and environmental, social and governance risks.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Archrock’s Annual Report on Form 10-K for the year ended December 31, 2024, Archrock’s Quarterly Reports on Form 10-Q and those set forth from time to time in Archrock’s filings with the Securities and Exchange Commission, which are available at www.archrock.com. Except as required by law, Archrock expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE: Archrock, Inc.

For information, contact:

Megan Repine

VP of Investor Relations

281-836-8360

investor.relations@archrock.com

Archrock, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2025	2025	2024
Revenue:
Contract operations	$326,269	$318,327	$245,420
Aftermarket services	56,161	64,825	46,741
Total revenue	382,430	383,152	292,161

Cost of sales, exclusive of depreciation and amortization
Contract operations	86,710	96,152	79,810
Aftermarket services	43,115	49,886	34,395
Total cost of sales, exclusive of depreciation and amortization	129,825	146,038	114,205

Selling, general and administrative	37,676	36,244	34,059
Depreciation and amortization	67,130	63,139	48,377
Long-lived and other asset impairment	4,676	10,847	2,509
Restructuring charges	688	144	—
Debt extinguishment loss	—	—	3,181
Interest expense	43,661	41,711	30,179
Transaction-related costs	1,767	6,127	9,220
Gain on sale of assets, net	(3,835)	(4,297)	(2,218)
Other expense (income), net	3,984	(2,841)	(304)
Income before income taxes	96,858	86,040	52,953
Provision for income taxes	25,425	22,433	15,437
Income before equity in net loss of unconsolidated affiliate	71,433	63,607	37,516
Equity in net loss of unconsolidated affiliate, net of tax	185	187	—
Net income	$71,248	$63,420	$37,516

Basic and diluted net income per common share (1)	$0.40	$0.36	$0.22

Weighted-average common shares outstanding:
Basic	174,619	175,007	165,847
Diluted	174,913	175,264	166,173

(1)	Basic and diluted net income per common share is computed using the two-class method to determine the net income per share for each class of common stock and participating security (restricted stock and stock-settled restricted stock units that have non-forfeitable rights to receive dividends or dividend equivalents) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities from our calculation of basic and diluted net income per common share.

Archrock, Inc.

Unaudited Supplemental Information

(in thousands, except percentages, per share amounts and ratios)

Three Months Ended
September 30,	June 30,	September 30,
2025	2025	2024
Revenue:
Contract operations	$326,269	$318,327	$245,420
Aftermarket services	56,161	64,825	46,741
Total revenue	$382,430	$383,152	$292,161

Adjusted gross margin:
Contract operations	$239,559	$222,175	$165,610
Aftermarket services	13,046	14,939	12,346
Total adjusted gross margin (1)	$252,605	$237,114	$177,956

Adjusted gross margin percentage:
Contract operations	73%	70%	67%
Aftermarket services	23%	23%	26%
Total adjusted gross margin percentage (1)	66%	62%	61%

Selling, general and administrative	$37,676	$36,244	$34,059
% of revenue	10%	9%	12%

Adjusted EBITDA (1)	$220,944	$212,678	$150,854
% of revenue	58%	56%	52%

Capital expenditures	$135,065	$111,462	$70,018
Proceeds from sale of property, plant and equipment and other assets	(11,063)	(28,589)	(6,654)
Net capital expenditures	$124,002	$82,873	$63,364

Total available horsepower (at period end) (2)	4,845	4,843	4,418
Total operating horsepower (at period end) (3)	4,651	4,651	4,179
Average operating horsepower	4,647	4,467	3,757
Horsepower utilization:
Spot (at period end) (4)	96%	96%	95%
Average (4)	96%	96%	95%

Dividend declared for the period per share	$0.210	$0.210	$0.175
Dividend declared for the period to all stockholders	$37,007	$37,155	$30,656
Cash available for dividend coverage (5)	3.7	x	3.4	x	3.0	x

Adjusted free cash flow (1)(6)	$113,843	$(250,195)	$(834,282)
Adjusted free cash flow after dividend (1)(6)	$76,922	$(283,815)	$(862,147)

(1) Management believes adjusted gross margin, adjusted EBITDA, adjusted free cash flow and adjusted free cash flow after dividend provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.
(2) Defined as idle and operating horsepower and includes new compressor units completed by a third-party manufacturer that have been delivered to us.
(3) Defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.
(4) Defined as total operating horsepower divided by total available horsepower at period end (spot) or over time (average).
(5) Defined as cash available for dividend divided by dividends declared for the period.
(6) Reflects $294.6 million cash paid in the NGCS acquisition, net of cash acquired.

	September 30,	June 30,	September 30,
	2025	2025	2024
Balance Sheet
Long-term debt (1)	$2,559,944	$2,613,082	$2,236,131
Total equity	1,422,279	1,408,440	1,290,736

(1)	Carrying values are shown net of unamortized premium and deferred financing costs.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted Net Income and Earnings Per Share to Adjusted Earnings Per Share

(in thousands, except per share amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2025	2025	2024
Net income	$71,248	$63,420	$37,516
Restructuring charges	688	144	—
Transaction-related costs	1,767	6,127	9,220
Debt extinguishment loss	—	—	3,181
Tax effect of adjustments (1)	(516)	(1,317)	(2,604)
Adjusted net income (2)	$73,187	$68,374	$47,313

Weighted-average common shares outstanding:
Basic	174,619	175,007	165,847
Diluted	174,913	175,264	166,173

Basic and diluted earnings per common share (3)	$0.40	$0.36	$0.22
Restructuring charges per share	0.00	0.00	—
Transaction-related costs per share	0.02	0.04	0.06
Debt extinguishment loss per share	—	—	0.02
Tax effect of adjustments per share	(0.00)	(0.01)	(0.02)
Adjusted basic and diluted earnings per share (2)	$0.42	$0.39	$0.28

(1) Represents an estimated tax effect of restructuring charges and transaction-related costs based on the federal statutory tax rate of 21%.
(2) Management believes adjusted net income and adjusted earnings per share provides useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review our current period operating performance, comparability measure and performance measure for period-to-period comparisons without burdened earnings and earnings per share for non-recurring transactional costs.
(3) Basic and diluted net income per common share is computed using the two-class method to determine the net income per share for each class of common stock and participating security (restricted stock and stock-settled restricted stock units that have non-forfeitable rights to receive dividends or dividend equivalents) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities from our calculation of basic and diluted net income per common share.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted EBITDA and Adjusted Gross Margin

(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2025	2025	2024
Net income	$71,248	$63,420	$37,516
Depreciation and amortization	67,130	63,139	48,377
Long-lived and other asset impairment	4,676	10,847	2,509
Restructuring charges	688	144	—
Debt extinguishment loss	—	—	3,181
Interest expense	43,661	41,711	30,179
Transaction-related costs	1,767	6,127	9,220
Stock-based compensation expense	4,488	4,085	3,738
Amortization of capitalized implementation costs	851	818	697
Indemnification expense (income), net	825	(233)	—
Provision for income taxes	25,425	22,433	15,437
Equity in net loss of unconsolidated affiliate, net of tax	185	187	—
Adjusted EBITDA (1)	220,944	212,678	150,854
Selling, general and administrative	37,676	36,244	34,059
Stock-based compensation expense	(4,488)	(4,085)	(3,738)
Amortization of capitalized implementation costs	(851)	(818)	(697)
Indemnification (expense) income, net	(825)	233	—
Gain on sale of assets, net	(3,835)	(4,297)	(2,218)
Other expense (income), net	3,984	(2,841)	(304)
Adjusted gross margin (1)	$252,605	$237,114	$177,956

(1)	Management believes adjusted EBITDA and adjusted gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Gross Margin and Gross Margin Percentage to

Adjusted Gross Margin and Adjusted Gross Margin Percentage

(in thousands)

	Three Months Ended
	September 30,		June 30,		September 30,
	2025		2025		2024
Total revenues	$382,430		$383,152		$292,161
Cost of sales, exclusive of depreciation and amortization	(129,825)		(146,038)		(114,205)
Depreciation and amortization	(67,130)		(63,139)		(48,377)
Gross margin and gross margin percentage	185,475	48%	173,975	45%	129,579	44%
Depreciation and amortization	67,130		63,139		48,377
Adjusted gross margin and adjusted gross margin percentage (1)	$252,605	66%	$237,114	62%	$177,956	61%

(1)	Management believes adjusted gross margin and adjusted gross margin percentage provide useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Dividend

(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2025	2025	2024
Net income	$71,248	$63,420	$37,516
Depreciation and amortization	67,130	63,139	48,377
Long-lived and other asset impairment	4,676	10,847	2,509
Restructuring charges	688	144	—
Debt extinguishment loss	—	—	3,181
Interest expense	43,661	41,711	30,179
Transaction-related costs	1,767	6,127	9,220
Stock-based compensation expense	4,488	4,085	3,738
Amortization of capitalized implementation costs	851	818	697
Indemnification expense (income), net	825	(233)	—
Provision for income taxes	25,425	22,433	15,437
Equity in net loss of unconsolidated affiliate, net of tax	185	187	—
Adjusted EBITDA (1)	220,944	212,678	150,854
Less: Maintenance capital expenditures	(29,629)	(32,413)	(21,190)
Less: Other capital expenditures	(13,117)	(11,707)	(6,945)
Less: Cash tax payment	—	(2,853)	(404)
Less: Cash interest expense	(42,461)	(40,650)	(29,428)
Cash available for dividend (2)	$135,737	$125,055	$92,887

(1)	Management believes adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(2)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Cash Provided by Operating Activities to Cash Available for Dividend

(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2025	2025	2024
Net cash provided by operating activities	$164,530	$127,471	$96,900
Inventory write-downs	(324)	(280)	(51)
Provision for credit losses	(297)	(71)	(90)
Gain on sale of assets, net	3,835	4,297	2,218
Current income tax (provision) benefit	(1,804)	2,155	(146)
Cash tax payment	—	(2,853)	(404)
Amortization of operating lease ROU assets	(1,185)	(1,080)	(962)
Amortization of contract costs	(5,549)	(5,615)	(6,046)
Deferred revenue recognized in earnings	6,811	4,039	4,101
Indemnification expense (income), net	825	(233)	—
Cash restructuring charges	437	144	—
Cash transaction-related costs	1,767	6,127	9,220
Changes in assets and liabilities	9,437	35,074	16,282
Maintenance capital expenditures	(29,629)	(32,413)	(21,190)
Other capital expenditures	(13,117)	(11,707)	(6,945)
Cash available for dividend (1)	$135,737	$125,055	$92,887

(1)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Cash Provided By Operating Activities to Adjusted Free Cash Flow

and Adjusted Free Cash Flow After Dividend

(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2025	2025	2024
Net cash provided by operating activities	$164,530	$127,471	$96,900
Net cash used in investing activities (1)	(50,687)	(377,666)	(931,182)
Adjusted free cash flow (1)(2)	113,843	(250,195)	(834,282)
Dividends paid to stockholders	(36,921)	(33,620)	(27,865)
Adjusted free cash flow after dividend (1)(2)	$76,922	$(283,815)	$(862,147)

(1)	Reflects $294.6 million cash paid in the NGCS acquisition, net of cash acquired.
(2)	Management believes adjusted free cash flow and adjusted free cash flow after dividend provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Dividend Guidance

(in thousands)

	Annual Guidance Range
	2025
	Low	High
Net income (1)	$265,200	$280,200
Interest expense	165,000	165,000
Provision for income taxes	94,000	94,000
Depreciation and amortization	253,000	253,000
Stock-based compensation expense	19,000	19,000
Long-lived and other asset impairment	16,500	16,500
Amortization of capitalized implementation costs	3,700	3,700
Debt extinguishment loss	1,000	1,000
Transaction-related costs (2)	15,000	15,000
Restructuring charges	1,500	1,500
Equity in net loss of unconsolidated affiliate, net of tax	370	370
Indemnification income, net	730	730
Adjusted EBITDA (3)	835,000	850,000
Less: Maintenance capital expenditures	(110,000)	(115,000)
Less: Other capital expenditures	(35,000)	(40,000)
Less: Cash tax expense	(4,000)	(4,000)
Less: Cash interest expense	(160,000)	(160,000)
Cash available for dividend (4)(5)	$526,000	$531,000

(1) 2025 annual guidance for net income includes $16.5 million of long-lived and other asset impairment as of September 30, 2025, but does not include the impact of any such future costs, because due to its nature, it cannot be accurately forecasted. Long-lived and other asset impairment does not impact Adjusted EBITDA or cash available for dividend, however it is a reconciling item between these measures and net income. Long-lived and other asset impairment for the years 2024 and 2023 was $10.7 million and $12.0 million, respectively.
(2) Reflects an estimate of expenses to be incurred related to the TOPS and NGCS acquisitions.
(3) Management believes adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(4) Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.
(5) A forward-looking estimate of cash provided by operating activities is not provided because certain items necessary to estimate cash provided by operating activities, including changes in assets and liabilities, are not estimable at this time. Changes in assets and liabilities were $(25.8) million and $(28.0) million for the years 2024 and 2023, respectively.